UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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THE SCO GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2007
TO THE STOCKHOLDERS OF THE SCO GROUP, INC.:
     The annual meeting of the stockholders (the “Annual Meeting”) of The SCO Group, Inc. (the “Company”) will be held at the Provo Marriott Hotel, located at 101 West 100 North in Provo, Utah on Thursday, April 26, 2007. The Annual Meeting will convene at 11:00 a.m., Mountain Time, to consider and take action on the following proposals:
(1)	to elect seven members to the Board of Directors to serve until the next annual meeting of the Company or until their successors have been appointed and are qualified;

(2)	to ratify the selection of Tanner LC as the independent registered public accounting firm of the Company for the year ending October 31, 2007; and

(3)	to transact such other business as may properly come before the meeting.
     ONLY OWNERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON FEBRUARY 27, 2007 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.
     The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006.
     THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE SCO GROUP, INC. BY ORDER OF THE BOARD OF DIRECTORS

DARL C. McBRIDE, CEO
Lindon, Utah
Dated: February 28, 2007

THE SCO GROUP, INC.
355 South 520 West, Suite 100
Lindon, Utah 84042
Proxy Statement
     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of The SCO Group, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of the stockholders (the “Annual Meeting”) to be held at the Provo Marriott Hotel, located at 101 West 100 North in Provo, Utah at 11:00 a.m., Mountain Time, on Thursday, April 26, 2007. Unless the context otherwise requires, when used herein, the terms “we,” “us,” “our,” “The SCO Group,” or the “Company” refers to The SCO Group, Inc. and its subsidiaries.
     THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 12, 2007.
     At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals. Proposal 1 is the annual election of seven directors to serve on our Board of Directors and Proposal 2 is to ratify the selection of Tanner LC as the independent registered public accounting firm for the Company for the year ending October 31, 2007.
     A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.
     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
Record Date and Quorum Requirements
     February 27, 2007 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 21,233,099 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.
     The holders of a majority of the shares of the Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The election of directors and the ratification of Proposal 2 will require the affirmative vote of a majority of the common stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether each director and Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as a vote against such director and against Proposal 2. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining the election of directors and the approval of Proposal 2 and will not be counted as votes for or against Proposal 2.

PROPOSAL 1: ELECTION OF DIRECTORS
     At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the seven nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.
Directors
     The names of the nominees, their ages and their respective business backgrounds are set forth below.

Name	Position(s) With the Company	Age	Director Since
Ralph J. Yarro III	Chairman of the Board of Directors and Director	42	1998
R. Duff Thompson	Director	55	2001
Darcy G. Mott	Director	54	2002
Darl C. McBride	Chief Executive Officer, Director	47	2002
Daniel W. Campbell	Director	52	2003
Omar T. Leeman	Director	55	2005
J. Kent Millington	Director	62	2005
Nominees for Election to the Board of Directors
     Certain information with respect to the nominees is set forth below:
     Ralph J. Yarro III has served as the Chairman of our Board of Directors since August 1998. Mr. Yarro has served as President and Chief Executive Officer of ThinkAtomic, Inc., a high-tech development and venture group, since 2005. Mr. Yarro has also served as the Chairman of the Board of Trustees and President of The CP80 Foundation, a 501(c)(4) non-profit organization dedicated to the protection of children, families and businesses from the constant threat of internet pornography, since 2005. Mr. Yarro previously served as the President and Chief Executive Officer of The Canopy Group, Inc., a management and resource company (“Canopy”), from August 1998 to December 2004. Mr. Yarro also served as a director of Canopy from August 1998 to March 2005. Mr. Yarro holds a B.A. degree in Political Science from Brigham Young University.
     R. Duff Thompson has served as a member of the Board of Directors since May 2001. Mr. Thompson has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from 1996 to the present. From June 1994 to January 1996, Mr. Thompson served as Senior Vice President of the Corporate Development Group of Novell, Inc. Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Nebeker & McCullough. Mr. Thompson holds a B.S. degree in Economics, a masters degree in Business Administration and a J.D. degree, all from Brigham Young University.
     Darcy G. Mott has served as a member of the Board of Directors since March 2002. Mr. Mott has served as an independent investor and business consultant since December 2004 and has been a part-time employee of ThinkAtomic, Inc., a high-tech development and venture group, since July 2006. Mr. Mott previously served as Vice President, Treasurer and Chief Financial Officer of Canopy from May 1999 to December 2004. Mr. Mott is a certified public accountant and holds a B.S. degree in Accounting from Brigham Young University.
     Darl C. McBride has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2002. Before joining our company, Mr. McBride was the president of Franklin Covey Co.’s online planning business from May 2000 to May 2002. From April 1999 to May 2000, Mr. McBride was the CEO of Pointserve. From November 1997 to August 1998, Mr. McBride was the Chairman, President and CEO of SBI. From February 1996 to

October 1997, Mr. McBride served as the Senior Vice President of IKON Office Solutions. From 1988 to 1996, Mr. McBride held several positions at Novell, Inc. and concluded his service as Vice President and General Manager of Novell’s Embedded Systems Division (NEST). Mr. McBride holds a B.S. degree from Brigham Young University and received a masters degree in Labor & Industrial Relations from the University of Illinois at Urbana-Champaign.
     Daniel W. Campbell has served as a member of our Board of Directors since November 2003. Mr. Campbell has served as a Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures, from July 1994 to the present. From 1992 to July 1994, Mr. Campbell worked at WordPerfect Corporation as Senior Vice President and Chief Financial Officer. Prior to that, Mr. Campbell was a partner with Price Waterhouse, an international accounting firm. Mr. Campbell also serves as the lead independent director of Nu Skin Enterprises, Inc., where he is the Chairman of the Audit Committee. Mr. Campbell received an Accounting degree from Brigham Young University in 1979.
     Omar T. Leeman has served as a member of our Board of Directors since June 2005. Mr. Leeman has served as the Executive Vice President of Sales, Marketing and Training for AccessData Corp. since May 2006. Mr. Leeman also serves as a director for AccessData. Prior to that, Mr. Leeman was the Senior Vice President of Sales and Customer Support for TrueContext Corporation from December 2005 to May 2006. During April 2002 to December 2005, Mr. Leeman founded Pinebrook Management Group, LLC, which provided management, sales, marketing, and strategy consulting services. Before founding Pinebrook, from January 2001 to April 2002, Mr. Leeman was President, Chief Executive Officer, and Chairman of the Board of Talk2 Technology, Inc. From February 1983 to January 2001 Mr. Leeman worked at MCI Telecommunications, Inc. where he held several management positions, including President, MCI Business Markets. He also worked as a Regional Vice President at NEC America Inc., and held management positions at OC Tanner Company and Xerox Corporation. Mr. Leeman received a B.S. degree in Business Administration from the University of Hawaii.
     J. Kent Millington has served as a member of our Board of Directors since June 2005. Mr. Millington has been the President and Chief Executive Officer for AccessData Corp. since January 2007. Mr. Millington has been the Entrepreneur in Residence at Utah Valley State College (“UVSC”) since August 2004, where he teaches courses in entrepreneurship and new venture finance. Prior to joining UVSC, Mr. Millington was a Vice President for Verio, Inc., a subsidiary of NTT Communications from January 1998 to July 2004. From October 1996 to December 1997 he was President of Internet Servers Inc., a web hosting start-up that was sold to Verio in December 1997. Mr. Millington holds a B.A. degree in History from the University of Utah, an MBA from Brigham Young University, and a Doctor of Business Administration from California Coast University.
Director Who Will Conclude His Term of Office Upon the Occurrence of the Annual Meeting
     Edward E. Iacobucci has served as a member of the Board of Directors since January 2000. In 2000, Mr. Iacobucci founded Wingedfoot Services LLC and in January 2002, Mr. Iacobucci co-founded DayJet Corporation, where he continues to serve as the Chief Executive Officer. In 1989, Mr. Iacobucci co-founded Citrix Systems, Inc., a supplier of products and technologies that enable enterprise-wide deployment of software applications, and held the positions of Chief Technical Officer and Vice President of Strategy and Technology. Mr. Iacobucci also served as Chairman of the Board of Citrix from September 1991 to June 2000. Mr. Iacobucci holds a B.S. degree in Systems Engineering from the Georgia Institute of Technology.
Composition of the Board of Directors
     The Board of Directors of the Company currently consists of eight directors; however, effective at the close of the Annual Meeting, the authorized number of directors is being reduced to seven. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. There are no family relationships among any of the Company’s directors, officers or key employees.
Code of Conduct and Ethics
     We have adopted a code of conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics is available at our website at www.sco.com.

     We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.
Affirmative Determinations Regarding Director Independence
     The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Ralph J. Yarro, Edward E. Iacobucci, R. Duff Thompson, Darcy G. Mott, Daniel W. Campbell, Omar T. Leeman, and J. Kent Millington.
     In this proxy statement, these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each regularly scheduled meeting of the Board of Directors.
Meetings and Committees of the Board of Directors
     During the year ended October 31, 2006, the Company’s Board of Directors met seven times and all Board members, except for Mr. Iacobucci, attended at least 75 percent of the meetings of the Board and at least 75 percent of the meetings of any of the Board committees of which they served. However, Mr. Iacobucci attended 70% of the total Board meetings and committee meetings of which he was a member. The Board of Directors and its committees also passed various written consents during the year ended October 31, 2006.
     Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. For example, at the 2006 Annual Meeting, seven members of the Board of Directors were in attendance.
     The Board of Directors has formed the following committees: Audit Committee, Compensation Committee, Nominations Committee, and Litigation Oversight Committee.
     Audit Committee. The Audit Committee, which held eight meetings during the year ended October 31, 2006, assists the Board in the oversight of our financial statements, legal compliance, qualifications of independent auditors, and engagement and oversight of our independent auditors. The Audit Committee acts pursuant to a written charter adopted by the Board. The members of the Audit Committee are Messrs. Campbell (Committee Chair), Thompson, Mott and Millington. The Audit Committee has determined that Messrs. Campbell, Mott and Millington are audit committee financial experts as such term is defined in Regulation S-K promulgated by the Securities and Exchange Commission. All members of the Audit Committee are Independent Directors.
     Compensation Committee. The Compensation Committee, which held three meetings during the year ended October 31, 2006, recommends, reviews and oversees the salaries and benefits for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee also administers the Company’s employee stock option plans and other employee compensation plans. The Compensation Committee acts pursuant to a written charter adopted by the Board. The members of the Compensation Committee are Messrs. Mott (Committee Chair), Iacobucci, Millington, and Leeman. All members of the Compensation Committee are Independent Directors.
     Nominations Committee. In February 2004, the Board created the Nominations Committee to oversee corporate governance and director nominations. The Nominations Committee did not hold any formal meetings during the year ended October 31, 2006, but approved various motions, including the recommendation of the directors to serve for the upcoming year, through unanimous written consent. Among its specific duties, the Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from stockholders, determines the compensation and benefits of all directors on the Board and develops and recommends to the Board corporate governance principles applicable to the Company. The Nominations Committee acts pursuant to a written charter adopted by the Board, which is available at the Company’s website at www.sco.com/company.
     The members of the Nominations Committee are Messrs. Leeman (Committee Chair), Yarro, and Campbell. All members of the Nominations Committee are Independent Directors.
     Litigation Oversight Committee. In April 2004, the Board created the Litigation Oversight Committee to oversee the IBM, Novell and other litigation matters. The Litigation Oversight Committee held meetings as necessary during the year ended October 31, 2006 and provided regular updates to the full Board of Directors. The members of the Litigation Oversight Committee are Messrs. Thompson (Committee Chair), Iacobucci and Yarro. All members of the Litigation Oversight Committee are Independent Directors.
The Company’s Director Nomination Process
     As indicated above, the Nominations Committee of the Board of Directors oversees the director nomination process pursuant to its charter and the Director Nominations Policy (the “Nominations Policy”) adopted by the Nominations Committee.
     Minimum Criteria for Board Members. Each candidate to serve on the Board of Directors (a “Candidate”) must possess at least the following specific minimum qualifications.
•	Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

•	No Candidate, or family member (as defined in NASD rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or reasonably foreseeable potential competitor of the Company.

•	Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Nominations Committee’s sole judgment, interfere with or limit his or her ability to do so.
     Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominations Committee may consider such other factors as it may deem appropriate, which may include, without limitation, judgment, skill, diversity, experience with businesses and organizations of comparable size to the Company, the interplay of a Candidate’s experience with the experience of other directors and the extent to which a Candidate would be a desirable addition to the Board and any committees of the Board.
     Process for Identifying and Evaluating Candidates. The Nominations Committee is responsible to identify and evaluate Candidates for Board membership and select or recommend to the Board nominees to stand for election. The Nominations Committee will consider all Candidates recommended by the Company’s Qualified Stockholders (as defined below) in accordance with the procedures set forth below under the caption “Nominees Recommended by Qualified Stockholders.” The committee may also consider Candidates proposed by management, but it is not obligated to do so. The Nominations Committee will evaluate all Candidates, including incumbent directors, based on the same criteria as described above. All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then selected by or recommended by the Nominations Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.
     General Nomination Right of All Stockholders. Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Amended and Restated Bylaws. In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to the Company’s secretary not less than 120 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Article II, Section 11 of the Company’s Amended and Restated Bylaws regarding each proposed nominee and as to each person, acting alone or as part of a group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee or nominees.
     The procedures described under the caption “Nominees Recommended by Qualified Stockholders” are meant to establish an additional means by which certain stockholders may participate in the Company’s process for identifying and evaluating Candidates by making recommendations to the Nominations Committee. Such procedures are not meant to replace or limit the Company’s stockholders’ general nomination rights in any way.

     Nominees Recommended by Qualified Stockholders. In addition to those Candidates identified through the Company’s internal processes, in accordance with the Nominations Policy, the Nominations Committee will evaluate a Candidate proposed by any single stockholder or group of stockholders who have beneficially owned more than five percent of the common stock of the Company for at least one year (and will hold the required number of shares through the Annual Meeting) and that satisfies the notice, information and consent provisions in the Nominations Policy (a “Qualified Stockholder”).
     In order to be considered by the Nominations Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential Candidate must be submitted to the Corporate Secretary who will forward such information to the Nominations Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. If the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominations Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.
     Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects as determined by the Nominations Committee or by applicable law. Any Candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under NASD rules.
Director Compensation
     The compensation and benefits for service as a member of the Board of Directors is determined by the Nominations Committee. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any Committee of the Board. Our non-employee directors currently receive $25,000 for each year of service as a director plus an additional $5,000 per year for each committee of the Board on which such non-employee directors serve. Additionally, the chairpersons of each of the Compensation Committee and the Nominations Committee receive an additional $5,000 per year and the chairpersons of each of the Audit Committee and the Litigation Oversight Committee receive an additional $10,000 per year. In addition, Board members are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Non-employee directors also receive stock option awards under our stock option plans, which awards currently include an initial option to purchase 45,000 shares of common stock upon joining the Board as a director and thereafter each non-employee director who continues to serve on the Board automatically receives an annual grant of an option to acquire 15,000 shares upon his or her election at the annual meeting.
Communications with Directors
     Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the election of all the nominees listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Company is asking the stockholders to ratify the selection of Tanner LC (“Tanner”) as the Company’s independent registered public accounting firm for the year ending October 31, 2007. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Tanner.
     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interest of the Company and its stockholders.
     Representatives of Tanner will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
     KPMG LLP (“KPMG”) was previously the independent registered public accounting firm for the Company. On May 27, 2005, KPMG notified the Company that they would resign upon completion of the Statement on Auditing Standards (“SAS”) No. 100 review of the Company’s condensed consolidated financial statements as of April 30, 2005 and for the related three-month and six-month periods ended April 30, 2005. On June 2, 2005, KPMG completed its SAS 100 review and its resignation became effective. On June 2, 2005, Tanner was engaged as the independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors recommended and approved the appointment of Tanner.
     In connection with the audits of the two fiscal years ended October 31, 2004, and the subsequent interim periods through June 2, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.
     There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended October 31, 2004 and 2003, or the subsequent interim periods through June 2, 2005, except that, KPMG reported in a letter to the Company’s Audit Committee dated May 17, 2005 that during its audit of the Company’s financial statements for the year ended October 31, 2004, it noted a material weakness in internal controls related to the accounting for capital stock and stock option transactions. The Audit Committee and the Company’s management discussed the issue with KPMG and the Company authorized KPMG to respond fully to the inquiries of Tanner concerning the issue.
     The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended October 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the Company’s years ended October 31, 2004 and 2003, and the subsequent interim periods through June 2, 2005, the Company did not consult with Tanner regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Principal Accountant Fees and Services
     The following table presents fees for professional services rendered by Tanner for the years ended October 31, 2006 and 2005 (in thousands):

	2006	2005
Audit Fees(1)	$269	$230
Audit-Related Fees(2)	57	14
Tax Fees(3)	32	—
All Other Fees	—	—

Total	$358	$244

(1)	Audit Fees consist of fees billed for the annual audits and quarterly reviews.

(2)	Audit Related Fees consist of fees billed for various SEC filings and the audit of the Company’s employee benefit plan.

(3)	Tax Fees consist of fees billed for tax consultation and tax return preparation.
Pre-Approval Policies
     The Audit Committee approved all audit, audit-related and tax services performed by our independent registered public accounting firm during the years presented. Additionally, the Audit Committee Chair has the authority to pre-approve audit, audit-related and tax fees, which approval is ratified by the full Audit Committee at the next scheduled meeting. The Audit Committee has determined that the fees paid to Tanner are compatible with maintaining Tanner’s independence as the Company’s auditors.
Audit Committee Report
     The Audit Committee, which consists of Messrs. Campbell, Thompson, Mott and Millington, is responsible for, among other things:
•	reviewing the Company’s annual financial statements, the audit report and other relevant financial reports,

•	reviewing the internal financial reports prepared by management,

•	recommending engagement of the Company’s independent registered public accounting firm,

•	approving the services performed by the independent registered public accounting firm,

•	meeting with the independent registered public accounting firm and reviewing with them the results of their audit, and

•	reviewing and evaluating the Company’s systems of internal controls.
     The Audit Committee acts pursuant to a written charter adopted by the Board and all members of our Audit Committee are “independent” as defined under Rule 4350(d)(2) of the NASD listing standards. In addition, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with its management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).
     The Audit Committee has also considered whether the provision of non-audit services provided by Tanner to the Company is compatible with maintaining its independence and has discussed with the auditors such auditors’ independence.
     Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s year ended October 31, 2006 be included in the Company’s Annual Report on Form 10-K for its year ended October 31, 2006, which was filed on January 26, 2007.

Submitted by:

Daniel W. Campbell (Chair)
R. Duff Thompson
Darcy G. Mott
J. Kent Millington
Members of the Audit Committee
Recommendation of the Board of Directors
     The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the ratification of Tanner LC as the Company’s Independent Registered Public Accounting Firm.

EXECUTIVE OFFICERS
     The following table presents information regarding the current executive officers of the Company:

Name	Age	Position
Darl C. McBride	47	Chief Executive Officer, Director
Bert B. Young	52	Chief Financial Officer
Sandeep Gupta	35	Chief Technology Officer
Jeff F. Hunsaker	41	Sr. Vice President, Worldwide Sales
Ryan E. Tibbitts	50	General Counsel and Corporate Secretary
     Set forth below is the business background of each of our executive officers. Information on the business background of Darl C. McBride is set forth above under the caption “Election of Directors.”
     Bert B. Young has served as Chief Financial Officer since April 2004. Mr. Young is responsible for all finance, accounting, and administration of our worldwide operations. From November 2002 to April 2004, Mr. Young worked as Chief Financial Officer at LANDesk Software Inc. and from September 2000 to November 2002 was the Chief Financial Officer of Talk2 Technology Inc. From March 2000 to September 2000, Mr. Young was the Chief Financial Officer at MarchFIRST Inc. Mr. Young holds a B.S. degree in Accounting from Utah State University.
     Sandeep Gupta has served as Chief Technology Officer for the Company since August 2005. In that capacity, Mr. Gupta is responsible for continuing research, development, enhancement and future product vision for all of the Company’s technology and products. Mr. Gupta joined the Company in 1996 as part of the ISV engineering group and during his tenure with the Company has also supervised and led the efforts of the escalations team, ecommerce and web services as well as UnixWare development. Prior to joining the Company, Mr. Gupta worked for Fujitsu ICL. Mr. Gupta holds a B.S. degree in Computer Engineering from the Delhi College of Engineering.
     Jeff F. Hunsaker has served as the Senior Vice President of Business Development since May 2006, served as the Senior Vice President of Worldwide Sales from August 2005 to April 2006, and served as the Senior Vice President, UNIX Division, from January 2004 to July 2005. From February 2003 to December 2003, Mr. Hunsaker served as Senior Vice President of Worldwide Sales and Marketing for the Company and prior to that Mr. Hunsaker served as Vice President and General Manager, Americas Division, from January 2000 to January 2003. Upon joining the Company, Mr. Hunsaker was the Sales Director for North America from January 2000 to January 2001. From January 1998 to December 1999, Mr. Hunsaker was Director of Channel Sales for the Baan Company. Prior to that, Mr. Hunsaker spent eight years working in a senior sales and marketing capacity for the WordPerfect suite of products for WordPerfect Corporation, Novell, Inc. and Corel Corporation. Mr. Hunsaker holds a B.S. degree in Business Finance from Utah State University.
     Ryan E. Tibbitts joined the Company in June 2003 as General Counsel and became the Corporate Secretary in September 2003. Mr. Tibbitts is responsible for all legal aspects of the Company’s worldwide operations. Prior to joining the Company, Mr. Tibbitts worked as General Counsel at Center 7, Inc. from October 2001 to August 2003 and Lineo, Inc. from January 2001 to September 2001. Mr. Tibbitts worked in private practice with a law firm in Utah from 1985 until 2001. Mr. Tibbitts is a member of the Utah State Bar and American Bar Association and received his J.D. and B.S. degrees from Brigham Young University.

HISTORICAL COMPENSATION OF THE COMPANY
     The following table presents compensation information for our last three fiscal years for our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer. For a discussion of the compensation of our directors, see “Director Compensation” described in Proposal 1 above.
Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation (1)		Awards
				Securities
Name and Principal Position	Year	Salary	Bonus/ Commission	Underlying Options
Darl C. McBride (2)	2006	$265,000	$36,636	80,000
Chief Executive Officer	2005	265,000	213,823	100,000
	2004	257,498	35,000	—

Bert B. Young (3)	2006	$170,000	$13,243	70,000
Chief Financial Officer	2005	170,000	79,379	150,000
	2004	84,346	30,000	150,000

Sandeep Gupta (4)	2006	$156,625	$22,020	80,000
Chief Technology Officer	2005	140,000	67,865	—
	2004	125,917	14,081	40,000

Jeff F. Hunsaker (5)	2006	$160,000	$46,133	40,000
Sr. Vice President	2005	160,000	73,480	25,000
	2004	160,000	133,981	—

Ryan E. Tibbitts (6)	2006	$159,365	$12,712	50,000
General Counsel and	2005	145,000	68,078	150,000
Corporate Secretary	2004	130,384	50,000	110,000

(1)	The column for “Other Annual Compensation” has been omitted because there is no compensation required to be reported in that column. The aggregate amount of perquisites and other personal benefits provided to each executive officer listed above is less than the lesser of $50,000 and ten percent of the named executive officer’s total annual salary and bonus.

(2)	Of the $36,636 bonus earned by Mr. McBride for the year ended October 31, 2006, $27,361 was paid during the year ended October 31, 2006 and the remaining $9,275 was paid during the year ending October 31, 2007. Of the $213,823 bonus earned by Mr. McBride for the year ended October 31, 2005, $170,196 was paid during the year ended October 31, 2005 and the remaining $43,627 was paid during the year ended October 31, 2006. The bonus of $35,000 earned by Mr. McBride for the year ended October 31, 2004 was paid during the year ended October 31, 2005.

(3)	Mr. Young was hired as the Company’s Chief Financial Officer in April 2004. Of the $13,243 bonus earned by Mr. Young for the year ended October 31, 2006, $9,843 was paid during the year ended October 31, 2006 and the remaining $3,400 was paid during the year ending October 31, 2007. Of the $79,379 bonus earned by Mr. Young for the year ended October 31, 2005, $62,390 was paid during the year ended October 31, 2005 and the remaining $16,989 was paid during the year ended October 31, 2006. The bonus of $30,000 earned by Mr. Young for the year ended October 31, 2004 was paid during the year ended October 31, 2005.

(4)	Of the $22,020 bonus earned by Mr. Gupta for the year ended October 31, 2006, $8,985 was paid during the year ended October 31, 2006 and the remaining $13,035 was paid during the year ending October 31, 2007. Of the $67,865 bonus earned by Mr. Gupta for the year ended October 31, 2005, $60,690 was paid during the year ended October 31, 2005 and the remaining $7,175 was paid during the year ended October 31, 2006. The bonus of $14,081 earned by Mr. Gupta for the year ended October 31, 2004 was paid during the year ended October 31, 2004.

(5)	Of the $46,133 bonus earned by Mr. Hunsaker for the year ended October 31, 2006, $42,933 was paid during the year ended October 31, 2006 and the remaining $3,200 was paid during the year ending October 31, 2007. Of the $73,480 bonus earned by Mr. Hunsaker for the year ended October 31, 2005, $58,720 was paid during the year ended October 31, 2005 and the remaining $14,760 was paid during the year ended October 31, 2006. Of the $133,981 in commissions earned by Mr. Hunsaker for the year ended October 31, 2004, $82,177 was paid during the year ended October 31, 2004 and the remaining $51,804 was paid during the year ended October 31, 2005.

(6)	Of the $12,712 bonus earned by Mr. Tibbitts for the year ended October 31, 2006, $9,512 was paid during the year ended October 31, 2006 and the remaining $3,200 was paid during the year ending October 31, 2007. Of the $68,078 bonus earned by Mr. Tibbitts for the year ended October 31, 2005, $53,215 was paid during the year ended October 31, 2005 and the remaining $14,863 was paid during the year ended October 31, 2006. The bonus of $50,000 earned by Mr. Tibbitts for the year ended October 31, 2004 was paid during the year ended October 31, 2005.
Option Grants in Last Fiscal Year
     The following table presents the grants of stock options, under our option plans during the year ended October 31, 2006, to each of the executive officers named in the Summary Compensation Table. All option grants under each of the plans are nonqualified stock options. Options expire ten years from the date of grant. The exercise price of each option granted is equal to the fair market value of our common stock (which is the closing price of our common stock on the date of grant) as determined and approved by the Board of Directors. During the year ended October 31, 2006, the Company granted approximately 1,065,000 options to members of the Board of Directors, executive officers and employees.
     Potential realizable values are computed by:
•	Multiplying the number of shares of common stock subject to a given option by the exercise price per share;

•	Assuming that the aggregate option exercise price derived from that calculation compounds at the annual five percent or ten percent rates shown in the table for the entire 10-year term of the option; and

•	Subtracting the aggregate option exercise price from that result.
     The five percent and ten percent assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

					Potential Realizable Value at Assumed
					Annual Rates of Stock Price Appreciation
	Individual Grants				for Option Term
	Number of	Percent of Total
	Securities	Options	Exercise
	Underlying	Granted to	Price Per
	Options	Employees in	Share	Expiration
Name	Granted(1)	Fiscal Year	($/Share)	Date	0%	5%	10%
Darl C. McBride	80,000	8.1%	$3.78	1/22/2016	$—	$190,112	$481,743
Bert B. Young	70,000	7.1%	3.78	1/22/2016	$—	$166,348	$421,525
Sandeep Gupta	80,000	8.1%	3.78	1/22/2016	$—	$190,112	$481,743
Jeff F. Hunsaker	40,000	4.0%	3.78	1/22/2016	$—	$95,056	$240,872
Ryan E. Tibbitts	50,000	5.0%	3.78	1/22/2016	$—	$118,820	$301,089

(1)	Options granted become exercisable with respect to 25 percent of the shares covered thereby on the first anniversary of the date of grant and vest 1/36th per month thereafter, unless otherwise provided for in the award agreement. Option vesting will accelerate upon a change in control of the Company. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.
     On November 13, 2006, each of the above named executive officers received an option grant to acquire common shares at an exercise price of $2.30 per share. Mr. McBride received a grant of 100,000 shares; Mr. Young received a grant of 80,000 shares; Mr. Hunsaker received a grant of 40,000 shares; Mr. Tibbitts received a grant of 95,000 shares; and Mr. Gupta received a grant of 80,000 shares.
Aggregated Option Exercises in Last Fiscal Year and Year-end Option Values
     The following table sets forth information concerning the unexercised options held by the executive officers named in the Summary Compensation Table as of October 31, 2006. The value of unexercised in-the-money options is based on the closing price of our common stock on October 31, 2006, or $2.54 per share, minus the exercise price, multiplied by the number of shares issuable upon the exercise of the option. These values have not been, and may never be, realized.

	Number of Shares Underlying		Value of Unexercised In-the-
	Unexercised Options at October 31,		Money Options at October 31,
	2006		2006
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Darl C. McBride	674,999	305,001	$885,208	$276,792
Bert B. Young	162,500	207,500	$—	$—
Sandeep Gupta	23,482	98,813	$419	$—
Jeff F. Hunsaker	145,208	53,542	$94,925	$—
Ryan E. Tibbitts	183,645	191,355	$—	$—
Employment Agreements
     The Company has not entered into any employment agreements with its executive officers or any other employees.
Change in Control Agreements
     On December 10, 2004, the Company entered into Change in Control Agreements with the following officers: Darl C. McBride; Bert B. Young; Christopher Sontag; Jeff F. Hunsaker; and Ryan E. Tibbitts (each, an “Officer”). Each agreement is effective as of December 10, 2004. On January 23, 2006, the Company entered into a similar agreement with Sandeep Gupta.
     Pursuant to the terms of these agreements, each Officer agrees that he or she will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a change in control of our company, until the attempt to effect a change in control has terminated, or until a change in control occurs.
     If the Officer is still employed by the Company when a change in control occurs, any stock, stock option or restricted stock granted to the Officer by the Company that would have become vested upon continued employment by the Officer shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms.
     Each Officer shall be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Change in Control Agreement.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee for the year ended October 31, 2006 were Messrs. Mott, Iacobucci, Leeman and Millington. None of the members of our Compensation Committee has at any time in the past three years been an officer or employee of us or any of our subsidiaries or parent. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Report on Compensation of the Chief Executive Officer and Other Executive Officers
     It is the duty of the Compensation Committee to review and recommend to the entire Board of Directors for approval the salary, bonus and equity compensation of the Company’s Chief Executive Officer. In addition, the Compensation Committee reviews and recommends the general compensation policies for the Company’s other executive officers. The Compensation Committee also reviews and recommends to the entire Board of Directors discretionary option grants for the Company’s Chief Executive Officer, other executive officers and employees in accordance with the 1999 Stock Option Plan and 2002 and 2004 Omnibus Stock Incentive Plans.
     The Compensation Committee believes that the compensation program for the Company’s Chief Executive Officer should reflect the Company’s performance and the value created for its stockholders. In addition, the compensation program for the Chief Executive Officer should support the short-term and long-term strategic goals and values of the Company and should reward the Chief Executive Officer for his contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends, in part, upon its ability to retain the Chief Executive Officer.
     General Compensation Policy. The Company’s compensation policy for the Chief Executive Officer and other executive officers is to provide compensation opportunities that are based upon the financial performance of the Company, their contribution to that performance, their personal performance, and that are competitive enough to attract and retain highly skilled individuals. The Chief Executive Officer and other executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) quarterly and annual performance awards tied to the Company’s attainment of financial and management performance objectives; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the Chief Executive Officer, other executive officers and the Company’s stockholders. The Compensation Committee and Board of Directors have reserved the ability to exercise discretion in applying entirely different factors, such as different measures of financial performance, for future fiscal years.
     CEO Compensation. In reviewing and setting the total compensation of the Company’s Chief Executive Officer for the year ended October 31, 2006, the Compensation Committee sought to make that compensation competitive, while at the same time assuring that a significant percentage of compensation was tied to the Company’s performance. The Company did not adjust the base salary or bonus percentage for the Chief Executive Officer as a result of the Company’s cash constraints. Consequently, the base salary for Darl McBride, the Company’s Chief Executive Officer, remained unchanged at $265,000 for the fiscal year ended October 31, 2006. Mr. McBride received bonus payments of $36,636 for the year ended October 31, 2006 as a result of the attainment of personal management performance objectives, which included, but were not limited to establishing new business channels and partnerships for mobile technologies, launching new digital mobile services, and leading the Company’s operations to preserve and maximize cash resources.
     Mr. McBride received an option to purchase 80,000 shares of the Company’s common stock at an exercise price of $3.78 per share during the year ended October 31, 2006. This option vests over four years, although vesting accelerates upon a change in control of the Company. This award was determined based upon Mr. McBride’s current equity holdings in the Company and related vesting to maintain alignment of his interests with the interests of the Company’s stockholders.
     Executive Officer Compensation. The base salary level for the other executive officers was established for the year ended October 31, 2006 on the basis of the following factors: personal performance and experience and the estimated salary levels in effect for similar positions. The Compensation Committee reviews the other executive officers’ base salaries periodically and makes adjustments accordingly.
     The other executive officers were eligible to earn quarterly and annual performance awards based on the attainment of (i) Company revenue and operating performance targets and (ii) personal management performance objectives. During the year ended October 31, 2006, the Company’s other executive officers collectively received bonus payments of approximately $94,000, based on the personal attainment of their management performance objectives.
     The Compensation Committee sets the number of shares subject to each option grant for each executive officer at a level intended to create a meaningful opportunity for stock ownership based on (i) the executive’s current position with the Company, (ii) the base salary associated with the position, and (iii) the executive’s personal performance in recent periods. The Compensation Committee also takes into account the executive’s existing holdings of the Company’s common stock and the number of vested and unvested option shares exercisable by the executive in order to maintain an appropriate level of equity incentive to keep the executives’ interests aligned with the Company’s stockholders.
     During the year ended October 31, 2006, the Compensation Committee recommended and the full Board of Directors approved stock options to purchase a total of 240,000 shares of the Company’s common stock to the other executive officers.
     Change in Control Agreements. The Company entered into Change in Control Agreements with its Chief Executive Officer, Darl McBride, and its other executive officers as described in more detail above. The Change in Control

Agreements provide that if an executive remains employed by the Company when a change in control of the Company occurs, the vesting will accelerate of any unvested stock, stock option or any restricted stock granted to the executive. The Company’s purpose in entering into the Change in Control Agreements was to attempt to increase the alignment of the interests of the Chief Executive Officer and other executive officers with the interests of the Company’s stockholders in connection with any potential change in control of the Company.
     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the year ended October 31, 2006 did not exceed the $1,000,000 limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the year ending October 31, 2007 will exceed that limit. The Company’s 1999 Stock Option Plan and 2002 and 2004 Omnibus Stock Incentive Plans have been structured so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the options shares on the grant date will qualify as performance-based compensation which will not be subject to the $1,000,000 limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1,000,000 limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual non-performance based cash compensation of any executive officer ever approach the $1,000,000 level.
     It is the opinion of the Compensation Committee that the executive compensation policies and plans for the Chief Executive Officer and the other executive officers provide the necessary total remuneration program to properly align the Company’s performance and the interest of its stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by:

Darcy G. Mott (Chair)
Edward E. Iacobucci
J. Kent Millington
Omar T. Leeman
Members of the Compensation Committee
EQUITY COMPENSATION PLAN INFORMATION
     We maintain our 1998 Stock Option Plan, our 1999 Stock Option Plan, our 2002 Omnibus Stock Incentive Plan, our 2004 Omnibus Stock Incentive Plan and our 2000 Employee Stock Purchase Plan (the “ESPP”). We are no longer granting awards under the 1998 Stock Option Plan, which was superseded by the 1999 Stock Option Plan.
     The following table provides information about equity awards under our equity compensation plans as of October 31, 2006:

	Number of		Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in the first
Plan Category	and rights	and rights	column)
Equity compensation plans approved by security holders	4,722,000	$4.12	1,395,000	(1)(2)
Equity compensation plans not approved by security holders	—	n/a	—

Total	4,722,000	$4.12	1,395,000

(1)	The 2004 Omnibus Incentive Plan (the “2004 Plan”) incorporates an evergreen formula pursuant to which on each November 1, the aggregate number of shares reserved for issuance under the 2004 Plan will increase by a number of shares equal to three percent of the outstanding shares on the day preceding (October 31). The ESPP incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the ESPP will increase by a number of shares equal to one percent of the outstanding shares on the day preceding (December 31).

(2)	Of these shares, 242,000 shares remain available for purchase under the ESPP.
STOCK PERFORMANCE GRAPH
     The following graph shows a comparison of cumulative total stockholder return on the Company’s common stock, based on the market price of our common stock, assuming reinvestment of dividends, with the cumulative total return on The Nasdaq Stock Market (U.S.) and the Hemscott Group Index for internet software and services for the period beginning October 31, 2001 through October 31, 2006.
Compare Cumulative Total Return
Among The SCO Group, Inc.
NASDAQ Market Index and Hemscott Group Index
Assumes $100 Invested on October 31, 2001
Assumes Dividend Reinvested
Fiscal Year Ending October 31, 2006

	10/31/01	10/31/02	10/31/03	10/31/04	10/31/05	10/31/06
The SCO Group, Inc.	100.00	109.17	1408.33	248.33	312.50	211.67
Internet Software & Svcs.	100.00	79.87	166.39	182.15	166.25	158.52
NASDAQ Market Index	100.00	80.46	116.86	119.44	128.59	144.80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known to us with respect to beneficial ownership of our common stock as of January 31, 2007 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following January 31, 2007 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Principal Stockholders:
Ralph J. Yarro III 355 South 520 West Suite 100 Lindon, Utah 84042	5,659,355	(1)	26.3%
Chesapeake Partners Management 1829 Reisertown Road, Suite 420 Baltimore, MD 21208	1,410,229		6.5%
Scoggin Capital Management 660 Madison Avenue New York, NY 10021	1,353,000		6.3%
AmTrust Capital Management, Inc. 10451 Mill Run Circle Ownings Mills, MD 21117	1,328,731		6.2%
Named Executive Officers And Directors:
Ralph J. Yarro III	5,659,355	(1)	26.3%
Edward E. Iacobucci	151,923	(2)	*
Darcy G. Mott	174,819	(3)	*
R. Duff Thompson	101,923	(4)	*
Omar T. Leeman	22,500	(5)	*
Daniel W. Campbell	105,000	(6)	*
J. Kent Millington	22,500	(7)	*
Darl C. McBride	762,604	(8)	3.5%
Bert B. Young	214,166	(9)	1.0
Sandeep Gupta	71,416	(10)	*
Jeff F. Hunsaker	177,788	(11)	*
Ryan E. Tibbitts	235,790	(12)	1.1
All Officers and Directors as a Group (12 Persons)	7,699,784	(13)	35.8%

*	Does not exceed one percent.

(1)	Includes options to purchase 127,500 shares of common stock.

(2)	Includes options to purchase 115,000 shares of common stock.

(3)	Includes options to purchase 90,000 shares of common stock.

(4)	Includes options to purchase 90,000 shares of common stock.

(5)	Includes options to purchase 22,500 shares of common stock.

(6)	Includes options to purchase 105,000 shares of common stock.

(7)	Includes options to purchase 22,500 shares of common stock.

(8)	Includes options to purchase 729,583 shares of common stock.

(9)	Includes options to purchase 214,166 shares of common stock.

(10)	Includes options to purchase 51,190 shares of common stock.

(11)	Includes options to purchase 159,478 shares of common stock.

(12)	Includes options to purchase 232,082 shares of common stock.

(13)	Includes options to purchase 1,958,999 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during the year ended October 31, 2006 all reporting persons complied with all applicable filing requirements.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Other than the transactions described below, since the beginning of the year ended October 31, 2006 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:
•	in which the amount exceeds $60,000; and

•	in which any director, executive officer, holder of more than five percent of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.
     As part of the Engagement Agreement entered into on October 31, 2004, the Company started paying directly to Kevin McBride (a licensed attorney who is working on the SCO Litigation and who is the brother of the Company’s Chief Executive Officer, Darl McBride) reimbursable expenses associated with the SCO Litigation, which primarily included document management, outsourced technical and litigation assistance, and travel expenses. During the years ended October 31, 2006 and 2005, Kevin McBride’s legal fees were paid by Boies, Schiller & Flexner LLP. Prior to October 31, 2004, Kevin McBride’s costs for both legal fees and reimbursable expenses were paid by Boies, Schiller & Flexner LLP in connection with the initial engagement agreement. During the years ended October 31, 2006 and 2005, the Company paid to Kevin McBride approximately $562,000 and $323,000, respectively, for the reimbursable expenses of document management, outsourced technical and litigation assistance and travel expenses.
STOCKHOLDER PROPOSALS
     No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting. Stockholder proposals intended to be presented at the Company’s 2008 annual meeting of stockholders must be received by the Company on or before November 13, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. However, if the date of the 2008 annual meeting is changed by more than 30 days from the date of this year’s annual meeting, then the deadline will be a reasonable time before we begin to print and mail the proxy materials. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, The SCO Group, Inc., 355 South 520 West, Suite 100 Lindon, Utah 84042.
     In addition, the Company’s Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to the Company. In order to make a director nomination at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of any meeting of stockholders called for the election of directors. Similarly, the Company’s Bylaws permit stockholders to cause other business to be conducted at any meeting of stockholders by providing advance written notice to the Company. In order for such business to be conducted at a stockholder meeting, a stockholder must notify the Company not fewer than 120 days in advance of the meeting of stockholders. Assuming the date of next year’s annual meeting is on or about April 21, 2008, any notice required under the Bylaws as described in this paragraph must be received by the Company no later than December 23, 2007 in order to be timely for next year’s annual meeting. In addition, the notice must meet all other requirements contained in the Company’s Bylaws.
     A stockholder may contact the Corporate Secretary of the Company at its headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
OTHER MATTERS
     We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the “Commission”). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2006 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2007, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO RYAN E. TIBBITTS, SECRETARY, THE SCO GROUP, INC., 355 SOUTH 520 WEST, SUITE 100, LINDON, UTAH 84042.

FORM OF PROXY
THE SCO GROUP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2007
     The undersigned hereby appoints Bert B. Young and Ryan E. Tibbitts as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of voting stock of The SCO Group, Inc. (the “Company”) the undersigned are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Provo Marriott Hotel located at 101 West 100 North, Provo, Utah, on Thursday, April 26, 2007 at 11:00 a.m. Mountain Time, and at any adjournments or postponements thereof, upon the matters referred to on this proxy card and described in the accompanying Proxy Statement; and, at the proxies’ discretion, upon any other matters which may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCO	VOTE BY MAIL
THE SCO GROUP, INC.	Mark, sign and date your proxy card and return it in
C/O COMPUTERSHARE	the postage-paid envelope we have provided or return
P.O. BOX 1596	it to SCO Group, Inc., c/o ADP, 51 Mercedes Way,
DENVER, CO 80201-1596	Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SCOGP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SCO GROUP, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE
SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
Vote on Directors

1. Elect members of the Board of Directors of the Company.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
01) Ralph J. Yarro III	05) Darl C. McBride	☐	☐	☐
02) Omar T. Leeman	06) J. Kent Millington
03) R. Duff Thompson	07) Daniel W. Campbell
04) Darcy G. Mott

Vote on Proposal
2.	To ratify the selection of Tanner LC as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSAL SET FORTH ABOVE.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HOUSEHOLDING ELECTION– Please indicate if you consent to receive certain future investor communications in a single package per household.	YES ☐	NO ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date